UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

HOOKIPA Pharma Inc.

(Exact name of  registrant as specified in its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOOK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

HOOKIPA Pharma Inc. (the “Company”) held its previously announced 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on June 17, 2024, at which the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 200,000,000 to 400,000,000 shares. The increase in the authorized number of shares of the Company’s common stock was effected pursuant to a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on June 18, 2024 and effective as of such date.

The foregoing description is qualified in its entirety by the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2024, the Company held the Annual Meeting, at which a quorum was present. As of April 22, 2024, the record date for the Annual Meeting, there were 96,550,590 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 26, 2024: (i) to elect Timothy Reilly, Ph.D., and Malte Peters as Class II directors of the Company, each to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2027 and until their successors have been elected and qualified (“Proposal 1”), (ii) to ratify the selection of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”), (iii) to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares (“Proposal 3”), and (iv) to authorize the amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock (with a proportionate reduction in the authorized number of shares of Company common stock), in the range of 1-for-2 to 1-for-10 at any time prior to June 17, 2025, if and as determined by the Company’s board of directors (“Proposal 4”).

The Company’s stockholders elected the Class II director nominees nominated by the Company’s board of directors for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for the Class II directors as follows:

Class II Director Nominee	For	Withhold	Broker Non-Votes
Timothy Reilly, Ph.D.	51,889,412	3,009,091	13,419,734
Malte Peters	53,923,670	974,833	13,419,734

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
67,639,359	625,371	53,507

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
64,841,475	3,351,491	125,271

The Company’s stockholders approved Proposal 4. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
63,357,238	4,719,438	241,561

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2024	HOOKIPA Pharma Inc.

	By:	/s/ Joern Aldag
	Name:	Joern Aldag
	Title:	Chief Executive Officer